Exhibit 23.2

JIMMY C.H. CHEUNG & CO. Certified Public Accountants Members of Kreston International	Registered with the Public Company Accounting Oversight Board

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TO THE BOARD OF DIRECTORS OF
CHINA NORTH EAST PETROLEUM HOLDINGS LIMITED

We hereby consent to the use in this Registration Statement of China North East Petroleum Holdings Limited on Form S-3/A (Amendment No.2) dated August 27, 2009 of our report dated February 23, 2009 of China North East Petroleum Holdings Limited for the years ended December 31, 2008 and 2007.

We also consent to the reference to our firm under the caption "Experts" included in this Registration Statement.

JIMMY C.H. CHEUNG & CO.
Certified Public Accountants

Hong Kong

Date: August 27, 2009

1607 Dominion Centre, 43 Queen’s Road East, Wanchai, Hong Kong Telephone : (852) 25295500 Fax: (852) 21277660 Email : jimmy.cheung@jchcheungco.hk Website : http://www.jimmycheungco.com	Kreston International A global association of independent accountants and business advisors